News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@prehld.com

Presurance Holdings Reports 2025 Third Quarter Financial Results

Troy, MI, November 12, 2025 – Presurance Holdings, Inc. (Nasdaq: PRHI) (“Presurance” or the “Company”) today announced results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

•
Personal lines business combined ratio of 95.2%
•
Net investment income of $1.3 million
•
Book value of $2.07 per common share outstanding

Management Comments

Brian Roney, CEO of Presurance, commented, "This past year has been one of transformation and re-definition. While the runoff of legacy commercial lines continues as expected, we are building an insurance carrier defined by data, knowledge, and focus."

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2025 Third Quarter Financial Results Overview

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	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$14,642	$15,086	-2.9%	$51,894	$58,370	-11.1%
Net written premiums	5,427	11,174	-51.4%	17,650	39,812	-55.7%
Net earned premiums	6,821	14,601	-53.3%	26,700	48,154	-44.6%

Net investment income	1,301	1,391	-6.5%	3,888	4,411	-11.9%
Net realized investment gains (losses)	4	(7)	**	(21)	(125)	-83.2%
Change in fair value of equity securities	13	(29)	**	(244)	(182)	34.1%

Net income (loss) allocable to common shareholders	(3,970)	52,788	**	(1,397)	48,912	**
Net income (loss) allocable to common shareholders per share, diluted	$(0.32)	$4.32	**	$(0.11)	$4.00	**

Adjusted operating income (loss)*	(2,706)	(6,850)	**	(8,460)	(8,737)	-3.2%
Adjusted operating income (loss) per share, diluted*	$(0.22)	$(0.56)	**	$(0.69)	$(0.71)	-2.8%

Book value per common share outstanding	$2.07	$4.01		$2.07	$4.01

Weighted average shares outstanding, basic and diluted	12,222,881	12,222,881		12,222,881	12,222,881

Underwriting ratios:
Loss ratio (1)	93.7%	103.8%		83.2%	84.8%
Expense ratio (2)	47.5%	39.3%		50.5%	35.2%
Combined ratio (3)	141.2%	143.1%		133.7%	120.0%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2025 Third Quarter Gross Written Premium

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Gross written premiums fell slightly year over year in the third quarter of 2025 to $14.6 million, compared to $15.1 million in the prior year period. This modest decrease reflects a deliberate recalibration, as we streamline our book of business to emphasize personal lines that deliver stronger risk-adjusted returns and align within our long-term strategy.

Metrics across the portfolio are beginning to line up with expected targets, and the Company anticipates continued positive performance due to refined underwriting focus, prioritizing quality over volume in pursuit of more sustainable, profitable growth.

Commercial Lines Financial and Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	(dollars in thousands)

Gross written premiums	$3,483	$4,018	-13.3%	$8,720	$23,562	-63.0%
Net written premiums	495	1,481	-66.6%	(1,541)	14,053	**
Net earned premiums	771	6,428	-88.0%	2,570	23,906	-89.2%

Underwriting ratios:
Loss ratio	420.4%	168.0%		224.1%	102.1%
Expense ratio	80.4%	29.1%		44.8%	29.1%
Combined ratio	500.8%	197.1%		268.9%	131.2%

Contribution to combined ratio from net (favorable) adverse prior year development	335.7%	123.4%		81.5%	41.9%

Accident year combined ratio (1)	165.1%	73.7%		187.4%	89.3%

** Percentage is not meaningful

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company’s commercial lines of business represented 23.8% of total gross written premium in the third quarter of 2025. As reflected above, premiums decreased considerably year over year as Presurance continues to focus its underwriting efforts on Personal Lines business – notably our homeowners’ insurance portfolio in Texas and the Midwest.

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Personal Lines Financial and Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	(dollars in thousands)

Gross written premiums	$11,159	$11,068	0.8%	$43,174	$34,808	24.0%
Net written premiums	4,932	9,693	-49.1%	19,191	25,759	-25.5%
Net earned premiums	6,050	8,173	-26.0%	24,130	24,248	-0.5%

Underwriting ratios:
Loss ratio	51.9%	53.3%		68.2%	67.8%
Expense ratio	43.3%	47.4%		51.1%	41.2%
Combined ratio	95.2%	100.7%		119.3%	109.0%

Contribution to combined ratio from net (favorable) adverse prior year development	4.4%	-0.7%		6.0%	0.6%

Accident year combined ratio	90.8%	101.4%		113.3%	108.4%

Personal lines premium, representing 76.2% of total gross written premium for the third quarter of 2025, increased slightly from the prior year period to $11.2 million. Personal lines premium for the period was led by logical growth in the Company’s low-value dwelling line of business.

Combined Ratio Analysis

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Underwriting ratios:
Loss ratio	93.7%	103.8%	83.2%	84.8%
Expense ratio	47.5%	39.3%	50.5%	35.2%
Combined ratio	141.2%	143.1%	133.7%	120.0%

Contribution to combined ratio from net (favorable)
adverse prior year development	41.9%	53.9%	13.3%	21.1%

Accident year combined ratio	99.3%	89.2%	120.4%	98.9%

Net Investment Income

Net investment income was $1.3 million for the quarter ended September 30, 2025, compared to

$1.4 million in the prior year period.

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Change in Fair Value of Equity Securities

During the quarter, the Company reported a modest gain from the change in fair value of equity investments of $13,000, compared to a $29,000 loss in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported net loss allocable to common shareholders of $4.0 million, or $0.32 per share, for the third quarter of 2025.

Adjusted Operating Income (Loss)

The Company reported an adjusted operating loss of $2.7 million, or $0.22 per share, for the third quarter ended September 30, 2025. See Definitions of Non-GAAP Measures.

About Presurance Holdings

Presurance Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, the Company provides specialty insurance coverage designed to protect individuals, businesses, and communities, with a focus on disciplined growth and long-term value creation. The Company trades on the Nasdaq Capital Market under the symbol PRHI. Additional information can be found on the Company’s website at ir.PREHLD.com.

Definitions of Non-GAAP Measures

Presurance prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of adjusted operating income. Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains (losses), 2) change in fair value of equity securities, 3) Change in fair value of contingent considerations, 4) Change in contingent consideration bonus expense and 5) net income (loss) from discontinued operations. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into the results of our operations and underlying business performance.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance,

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and include the Company’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 28, 2025, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(3,970)	$53,290	$(1,397)	$49,729
Less:
Net realized investment gains (losses)	4	(7)	(21)	(125)
Change in fair value of equity securities	13	(29)	(244)	(182)
Change in fair value of contingent considerations	(1,500)	-	8,250	-
Change in contingent consideration bonus expense	219	-	(922)	-
Net income (loss) from discontinued operations	-	60,176	-	58,773
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(2,706)	$(6,850)	$(8,460)	$(8,737)

Weighted average common shares, diluted	12,222,881	12,222,881	12,222,881	12,222,881

Diluted income (loss) per common share:
Net income (loss)	$(0.32)	$4.36	$(0.11)	$4.07
Less:
Net realized investment gains (losses)	-	-	-	(0.01)
Change in fair value of equity securities	-	-	(0.02)	(0.02)
Change in fair value of contingent considerations	(0.12)	-	0.67	-
Change in contingent consideration bonus expense	0.02	-	(0.07)	-
Net income (loss) from discontinued operations	-	4.92	-	4.81
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(0.22)	$(0.56)	$(0.69)	$(0.71)

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Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30,	December 31,
	2025	2024
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $103,629 and $117,827, respectively)	$94,576	$105,665
Equity securities, at fair value (cost of $1,819 and $1,836, respectively)	1,342	1,603
Short-term investments, at fair value	54,914	21,151
Total investments	150,832	128,419

Cash and cash equivalents	7,414	27,654
Premiums and agents' balances receivable, net	7,503	9,901
Reinsurance recoverables on unpaid losses	76,161	84,490
Reinsurance recoverables on paid losses	12,957	6,919
Prepaid reinsurance premiums	17,200	6,088
Deferred policy acquisition costs	2,992	6,380
Receivable from contingent considerations	6,320	8,070
Other assets	3,616	3,735
Total assets	$284,995	$281,656

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$154,330	$189,285
Unearned premiums	32,867	30,590
Reinsurance premiums payable	12,774	1
Debt	12,123	11,932
Mandatorily redeemable preferred stock	6,127	-
Funds held under reinsurance agreements	21,297	25,829
Payables for investments purchased	15,903	-
Accounts payable and other liabilities	4,271	2,494
Total liabilities	259,692	260,131

Commitments and contingencies

Shareholders' equity:
Common stock, no par value (100,000,000 shares authorized; 12,222,881 issued and outstanding, respectively)	100,145	98,178
Accumulated deficit	(64,550)	(63,153)
Accumulated other comprehensive income (loss)	(10,292)	(13,500)
Total shareholders' equity	25,303	21,525
Total liabilities and shareholders' equity	$284,995	$281,656

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Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue and Other Income
Premiums
Gross earned premiums	$17,015	$23,278	$49,617	$86,891
Ceded earned premiums	(10,194)	(8,677)	(22,917)	(38,737)
Net earned premiums	6,821	14,601	26,700	48,154
Net investment income	1,301	1,391	3,888	4,411
Net realized investment gains (losses)	4	(7)	(21)	(125)
Change in fair value of equity securities	13	(29)	(244)	(182)
Other income	40	61	115	287
Change in fair value of contingent considerations	(1,500)	-	8,250	-
Total revenue and other income	6,679	16,017	38,688	52,545

Expenses
Losses and loss adjustment expenses, net	6,389	15,152	22,227	40,953
Policy acquisition costs	1,895	3,249	6,859	9,800
Operating and other expenses	1,491	3,594	8,720	8,666
Interest expense	874	2,275	2,279	4,021
Total expenses	10,649	24,270	40,085	63,440

Income (loss) from continuing operations before income taxes	(3,970)	(8,253)	(1,397)	(10,895)
Income tax expense (benefit)	-	(1,367)	-	(1,851)

Net income (loss) from continuing operations	$(3,970)	$(6,886)	$(1,397)	$(9,044)
Net income (loss) from discontinued operations	-	60,176	-	58,773
Net income (loss)	(3,970)	53,290	(1,397)	49,729
Series A Preferred Stock dividends	-	502	-	817
Net income (loss) allocable to common shareholders	(3,970)	52,788	(1,397)	48,912

Earnings (loss) per common share, basic and diluted
Net income (loss) from continuing operations	$(0.32)	$(0.60)	$(0.11)	$(0.81)
Net income (loss) from discontinued operations	$-	$4.92	$-	$4.81
Net income (loss) allocable to common shareholders	$(0.32)	$4.32	$(0.11)	$4.00

Weighted average common shares outstanding, basic and diluted	12,222,881	12,222,881	12,222,881	12,222,881